UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2009

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 30, 2009, HSW International, Inc., or HSWI, entered into the First Amendment to the Letter Agreement for Services by and between Sharecare, Inc. and HSWI (the “Amendment”), which amends the Letter Agreement of Services dated October 30, 2009 (the “Agreement”) pursuant to which HSWI agreed to perform services related to the design, development, hosting and related services necessary to launch and operate the Sharecare website through HSWI’s direct activities and its management of third party vendors.  The Amendment extends the term of the Agreement from December 31, 2009, to June 30, 2010.  Additionally, the Amendment provides that the parties will work in good faith and prepare a mutually agreed budget to cover the services to be performed during the extended term of the Agreement.  Except as amended by the Amendment, all provisions set forth in the Agreement continue to remain in full force and effect.  A more detailed description of the Agreement is included in HSWI’s Current Report on Form 8-K filed November 2, 2009, and the Agreement was filed on November 16, 2009, as Exhibit 10.31 to HSWI’s Quarterly Report on Form 10-Q.

The description of the Amendment is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.31.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.31.1	First Amendment to the Letter Agreement for Services by and between Sharecare, Inc. and HSW International, Inc. dated December 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: January 6, 2010	/s/Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Executive Vice President & General Counsel